EXHIBIT 99.1

VIA FEDERAL EXPRESS
AND E-MAIL

November 2, 2009

Mr. Paul V. Olotoa
Managing Member
Olotoa Investments, LLC
1202 Monte Vista Avenue
Suite 4
Upland, California 91786

NOTICE OF TERMINATION

Dear Mr. Olotoa:

THIS NOTICE OF TERMINATION is being provided by China Tel Group, Inc. (“ChinaTel”) to Olotoa Investments, LLC (“Olotoa”) with respect to the Amended And Restated China Tel Group, Inc. Agreement (“Agreement”) effective as of February 25, 2009 between Olotoa and ChinaTel.

PLEASE TAKE NOTICE that Olotoa has failed to cure the defaults under the Agreement as specified in the October 22, 2009 Second Notice of Default ChinaTel e-mailed and delivered to Olotoa (“Default Notice”).

PLEASE TAKE FURTHER NOTICE that ChinaTel hereby terminates any and all rights of Olotoa under the Agreement for having failed to cure the defaults within the time specified in the Default Notice.  ChinaTel reserves all rights available at law or otherwise to sue for all damages or other remedies based on Olotoa’s breach of the Agreement.

Very truly yours,

George Alvarez
George Alvarez
Chief Executive Officer

Cc:  Mr. Colin Tay
Mr. Mario Alvarez
Mr. Carlos Trujillo
Kenneth L. Waggoner, Esq.

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